August 31, 2010

Securities and Exchange Commission
100 F Street North East
Washington, DC 20549

Re:    Gryphon Gold Corporation

Dear Sirs:

We have read Item 4.01, "Changes in Registrant's Certifying Accountant", on Form 8-K of Gryphon Gold Corporation dated August 12, 2010 and are in agreement with the statements therein with respect to our firm. We have no basis to agree or disagree with other statements of the registrant contained in the aforementioned Form 8-K.

/s/ Ernst & Young LLP

Vancouver, Canada
August 31, 2010